Exhibit 99.1

[tmp.worldwide logo]

For Immediate Release	Contacts:	Christian Harper Weber Shandwick (212) 445-8135 charper@webershandwick.com David Rosa TMP Worldwide (212) 351-7067 david.rosa@tmp.com

TMP Worldwide Changes Corporate Name to Monster Worldwide, Inc.

Company to Begin Trading Under New Nasdaq Ticker Symbol "MNST"

        New York, April 30, 2003—TMP Worldwide Inc. (Nasdaq: TMPW), one of the world's leading suppliers of human capital solutions, including the pre-eminent Internet career portal Monster®, today announced the change of its corporate name to Monster Worldwide, Inc., effective May 1, 2003. In addition, on May 1 the company's Nasdaq ticker symbol will change to "MNST" and its corporate website address will become www.monsterworldwide.com.

        "Changing our name to Monster Worldwide clearly conveys that our full focus is now on maximizing the potential growth and value of Monster," said Andrew J. McKelvey, Chairman and Chief Executive Officer of TMP Worldwide. "With the staffing and search spin-off completed, the company's main goal is to propel Monster forward and fully leverage its synergies with our other two dynamic businesses, which are category leaders in their own rights and have long made significant contributions toward fueling Monster's growth and enhancing its leadership position."

        The company's three core business units will retain the equity of their sub-brands and continue to operate as Monster, TMP Worldwide Advertising & Communications and TMP Worldwide Directional Marketing, respectively. The decision to have Advertising & Communications and Directional Marketing keep the TMP Worldwide brand reflects the strong recognition and high level of trust associated with it in the recruitment advertising and Yellow Pages industries. In addition, both of these units will soon carry the added brand endorsement of "a division of Monster Worldwide" to more clearly link them back to the parent company.

        Mr. McKelvey concluded, "We firmly believe that operating as Monster Worldwide will enable everyone to draw a more intuitive connection between our many service offerings and our parent company, and thus create broader opportunities for the company as a whole."

About Monster Worldwide

        Founded in 1967, Monster Worldwide, Inc. (formerly TMP Worldwide Inc.) is the online recruitment leader and the parent company of Monster, the leading global careers website. Monster Worldwide is also the parent company of TMP Worldwide Advertising & Communications, one of the world's largest Recruitment Advertising agency networks, and TMP Worldwide Directional Marketing, the world's largest Yellow Pages advertising agency and a provider of direct marketing services. Headquartered in New York with approximately 4,500 employees in 19 countries, the Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. Monster Worldwide (Nasdaq: MNST) is a member of the S&P 500 Index. More information about the company is available at www.monsterworldwide.com.

About Monster

        Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 51.4 million unique visits during the month of March 2003 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Scotland, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster is the official online career management services sponsor of the 2002 Olympic Winter Games and 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at www.monster.comor by calling 1-800-MONSTER.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside the company's control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which the company operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.